EXHIBIT 99.1

PAB Bankshares, Inc. Announces Second Quarter 2008 Financial Results

VALDOSTA, Ga., July 29, 2008 (PRIME NEWSWIRE) -- On Tuesday, July 29, 2008, PAB Bankshares, Inc. (Nasdaq:PABK), the holding company for The Park Avenue Bank, announced its financial results for the three months ended June 30, 2008. The Company reported net income of $1.5 million, or $0.15 per diluted share(1), for the second quarter of 2008, a 13% increase compared to net income of $1.3 million, or $0.14 per diluted share(1), for the first quarter of 2008, but a 55% decrease compared to net income of $3.2 million, or $0.33 per diluted share(1), for the second quarter of 2007. "Despite the difficult operating environment and the significant level of resources that we have had to deploy to address problem real estate loans, we continue to run a profitable, well-capitalized bank," stated Company President and CEO M. Burke Welsh, Jr.

At June 30, 2008, the total risk-based capital of The Park Avenue Bank was $113 million, or 11.1% of the bank's total risk-weighted assets, which exceeded the regulatory threshold to be considered adequately-capitalized by over $37 million and to be considered well-capitalized by over $20 million. "As we continue to workout or liquidate our problem assets, our focus will remain on preserving our strong capital position to enable us to pursue potential strategic opportunities within our markets once economic conditions improve. We reduced our cash dividend by 35% during the quarter in order to better balance our dividend payout to earnings and to maintain our capital position. Although we do not consider it necessary today, we are prepared to further reduce our dividend or increase our capital position via qualifying debt or equity issuances," stated Welsh.

The increase in earnings for the second quarter of 2008, compared to the first quarter of 2008, was due primarily to an 8% decrease in noninterest expenses offset by a 5% decrease in net interest income. The decrease in noninterest expenses is due to a reduction of overhead expenses such as personnel costs, advertising and business development expenses and courier fees offset by increases in legal and collection expenses and expenses related to other real estate owned. The decrease in earnings for the second quarter of 2008, compared to the second quarter of 2007, was due primarily to a 19% decrease in net interest income and a 425% increase in the provision for loan losses. Compared to both the first quarter of 2008 and the second quarter of 2007, the decline in net interest income is the combined result of a reduction in revenues related to our nonperforming assets and the impact of operating an asset-sensitive balance sheet in a declining interest rate environment. The increase in the provision for loan losses is due to an increase in nonperforming loans during the quarter and continued weakness in residential real estate in the Atlanta MSA. The earnings for the second quarter of 2008 resulted in a return on average assets ("ROA") of 0.49% and a return on average equity ("ROE") of 5.96%, both increases compared to the 0.44% ROA and 5.24% ROE reported for the first quarter of 2008, but decreases compared to the 1.12% ROA and 13.10% ROE reported for the second quarter of 2007.

"Adverse market conditions have continued to negatively impact our borrowers, and as a result, we have had to carry an increasingly higher level of nonperforming assets. We have set aside reserves to reflect realizable market values of the underlying collateral on these nonperforming assets. We have a plan in place to be more aggressive over the next three to four quarters to significantly reduce our level of nonperforming assets. We have reserved for these estimated losses, and we are prepared to move forward with quick liquidations when possible. However, if we attempt to aggressively liquidate this collateral in an unfavorable market, further losses may be realized. There are select pieces of real estate that we may continue to hold as an investment until the market recovers," added Welsh.

A summary of pertinent asset quality ratios for the Company follows.

 * As of June 30, 2008, the Company reported total nonperforming assets of $59.4 million, or 4.86% of total assets, a $26.1 million increase during the quarter. The increase in nonperforming assets during the second quarter of 2008 was due primarily to a net increase of $14.4 million in residential construction and
   development loans defaulting and being placed on nonaccrual status during the quarter and another $9.8 million in residential construction and development loans being restructured and
   classified as troubled-debt restructurings during the quarter.
 * The majority of the $59.4 million in nonperforming assets is secured by residential real estate. Of the total, $8.8 million are in foreclosed assets and have been written down to the lower of cost or net realizable value. On the remaining $50.6 million, the
   Company has recorded $6.9 million as specific reserves within the allowance for loan losses and an additional $7.4 million in allocated general reserves for estimated losses.
 * At June 30, 2008, the underlying real estate collateral of our nonperforming assets consisted of (a) nine parcels of undeveloped land totaling 1,111 acres zoned for residential development with a total carrying value of $13.1 million, or an $11,800 per acre average, (b) 675 residential lots with a total carrying value of
   $21.1 million, or a $31,300 per lot average, (c) 83 residential houses with a total carrying value of $12.9 million, or a $155,400 per house average, and (d) 26 commercial properties with a total carrying value of $11.5 million, or a $442,300 per property average.
 * Loans to three real estate developers for various residential construction and development projects in Georgia and Florida represent $25.1 million, or 42%, of total nonperforming assets at quarter end.  A total of $3.05 million in specific reserves has been established on these impaired assets.
 * The Company reported total loans on nonaccrual status or past due more than 89 days of $40.8 million, or 4.23% of total loans, at quarter end, a $14.7 million increase during the quarter.
   Approximately 84.1% of the loans on nonaccrual status at quarter end were construction and development loans, and these loans represented approximately 10.0% of the Company's total portfolio of construction and development loans.
 * The Company reported total loans past due 30-89 days of $6.0 million, or 0.63% of total loans, at quarter end, a $3.8 million decrease during the quarter. These loans are not included in total nonperforming assets at quarter end. Approximately 46.3% of the loans past due 30-89 days at quarter end were construction and development loans, and these loans represented approximately 0.8%
   of the Company's total portfolio of construction and development loans.
 * Loan loss provision expense was $1.05 million in the second quarter of 2008, compared to $1.2 million in the first quarter of 2008 and
   $200,000 in the second quarter of 2007.
 * Net charge-offs were approximately $622,000 in the second quarter of 2008, or 0.27% of average loans (annualized).
 * At June 30, 2008, the allowance for loan losses represented approximately 1.48% of total loans.

At June 30, 2008, the Company reported total assets of $1.22 billion, a nominal 2% increase from the $1.20 billion reported at December 31, 2007. For the year to date, total loans outstanding have increased $42 million, or 9% annualized, to $963 million, and total deposits have increased $16 million, or 3% annualized, to $997 million at June 30, 2008.

For the second quarter of 2008, the Company's net interest margin was 3.20%, a 21 basis point decrease compared to 3.41% in the first quarter of 2008 and a 90 basis point decrease compared to 4.10% in the second quarter of 2007. During the second quarter of 2008, the Company's nonperforming assets reduced interest income by approximately $804,000 and negatively impacted the net interest margin by 28 basis points, which was consistent with the 28 basis point impact in the first quarter of 2008, but was significantly higher than the three basis point impact in the second quarter of 2007. The Company's average yield on earning assets for the second quarter of 2008 was 6.24%, a 65 basis point decline compared to the first quarter of 2008 and a 169 basis point decline compared to the same period last year. The Company's average rate paid for interest-bearing deposits and other borrowings was 3.43% for the quarter, a 48 basis point decline compared to the first quarter of 2008 and a 97 basis point decrease compared to the second quarter of 2007.

Conference Call

Management will host a conference call and webcast to discuss the Company's quarterly financial results at 11:00 AM Eastern on Wednesday, July 30, 2008. The conference call will be broadcast via the Internet using Windows Media Player. The webcast URL is http://www.talkpoint.com/viewer/starthere.asp?Pres=122445. A link to the webcast is posted on the "Investor Relations" section of the Company's website at www.pabbankshares.com. Interested shareholders, industry analysts and members of the news media and the investment community wanting to participate in the live question and answer session following management's presentation may access the conference call by dialing (toll free) 800-860-2442 or (international) 412-858-4600.

Shortly following the call and at any time for at least 30 days thereafter, interested parties may access an archived version of the webcast on the "Investor Relations" section of the Company's website or by dialing (toll free) 877-344-7529 or (International) 412-317-0088. The following replay passcodes will be required for playback access: 421143.

About PAB

The Company is a $1.2 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank operates in 20 branch offices and three loan production offices in 15 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on asset quality, projected growth, capital position, our plans regarding our nonperforming assets, business opportunities in our markets and economic conditions, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate", "believe", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may continue to be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (6) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (7) adverse changes may occur in the bond and equity markets; (8) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (9) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (10) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (11) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2007. The Company undertakes no obligation to revise these statements following the date of this press release.

(1) Adjusted for 2% stock dividend paid on July 15, 2008.

 PAB BANKSHARES, INC.
 SELECTED QUARTERLY FINANCIAL DATA

                                     Period Ended
                ------------------------------------------------------
                 06/30/08   03/31/08   12/31/07   09/30/07   06/30/07
 ---------------------------------------------------------------------

 (Dollars in thousands except per share and other data)
 Summary of
  Operations:
 Interest
  income        $   17,460 $   19,030 $   21,013 $   21,866 $   21,345
 Interest
  expense            8,598      9,685     10,956     11,084     10,386
 ---------------------------------------------------------------------
  Net interest
   income            8,862      9,345     10,057     10,782     10,959
 ---------------------------------------------------------------------
 Provision for
  loan losses        1,050      1,200      1,800        400        200
 Other income        1,572      1,643      1,682      1,471      1,359
 Other expense       7,191      7,829      7,440      7,471      7,209
 ---------------------------------------------------------------------
  Income
   before
   income tax
   expense           2,193      1,959      2,499      4,382      4,909
 Income tax
  expense              730        662        858      1,523      1,688
 ---------------------------------------------------------------------
  Net income    $    1,463 $    1,297 $    1,641 $    2,859 $    3,221
 =====================================================================
 Net interest
  income on a
  tax-
  equivalent
  basis         $    9,043 $    9,522 $   10,230 $   10,948 $   11,119
 Per Share
  Ratios:
 Net income -
  basic **      $     0.16 $     0.14 $     0.17 $     0.30 $     0.33
 Net income -
  diluted **          0.15       0.14       0.17       0.29       0.33
 Dividends
  declared for
  period             0.095      0.145      0.145      0.145      0.145
 Dividend
  payout ratio       59.33%    102.39%     81.50%     47.14%     42.66%
 Book value
  at end of
  period **     $    10.26 $    10.59 $    10.38 $    10.22 $     9.96
 Common Share
  Data:
 Outstanding
  at period
  end **         9,324,407  9,337,641  9,406,956  9,474,954  9,663,229
 Weighted
  average
  outstand-
  ing **         9,328,241  9,364,691  9,437,037  9,594,060  9,682,308
 Diluted
  weighted
  average
  outstand-
  ing **         9,376,186  9,423,606  9,526,228  9,725,661  9,845,435
 Selected
  Average
  Balances:
 Total assets   $1,210,454 $1,194,717 $1,194,703 $1,185,839 $1,155,158
 Earning assets  1,137,101  1,121,461  1,123,811  1,117,852  1,087,926
 Loans             943,391    930,049    915,214    905,931    876,982
 Deposits          984,114    967,426    977,666    970,515    935,100
 Stockholders'
  equity            98,757     99,557     98,567     97,499     98,678
 Selected
  Period End
  Balances:
 Total assets   $1,222,368 $1,205,041 $1,198,671 $1,195,680 $1,169,967
 Earning
  assets         1,144,718   1,129,869  1,116,776  1,127,873  1,097,888
 Loans             963,500    934,927    921,349    904,082    905,158
 Allowance for
  loan losses       14,303     13,875     12,906     11,497     11,342
 Goodwill            5,985      5,985      5,985      5,985      5,985
 Deposits          996,595    972,104    980,149    979,792    945,847
 Stockholders'
  equity            95,677     98,866     97,676     96,833     96,290
 Tier 1
  regulatory
  capital          100,492    100,010    100,885    101,647    103,397
 Performance
  Ratios:
 Return on
  average
  assets             0.49%      0.44%      0.54%      0.96%      1.12%
 Return on
  average
  stock-
  holders'
  equity             5.96%      5.24%      6.61%     11.63%     13.10%
 Net interest
  margin             3.20%      3.41%      3.61%      3.89%      4.10%
 Efficiency
  ratio
  (excluding
  the
  following
  items):           67.58%     70.87%     63.46%     60.54%     57.62%
   Securities
    gains
    (losses)
    included
    in other
    income      $      17 $      183  $      129 $       49 $      (38)
   Other gains
    (losses)
    included
    in other
    income             (42)       (66)        60         28          6
 Selected Asset
  Quality
  Factors:
 Nonaccrual
  loans         $   40,464 $   26,090 $   11,405 $    5,185 $    1,986
 Loans 90 days
  or more past
  due and
  still
  accruing             331         13         37         34         27
 Other
  impaired
  loans
  (troubled-
  debt
  restructur-
  ings)              9,808         --         --         --         --
 Other real
  estate and
  repossess-
  ions               8,792      7,237      6,360      3,676      2,999
 Asset Quality
  Ratios:
 Net charge-
  offs to
  average
  loans
  (annualized
  YTD)               0.18%       0.10%      0.06%      0.02%     -0.03%
 Nonperforming
  loans to
  total loans        5.25%       2.79%      1.24%      0.58%      0.22%
 Nonperforming
  assets to
  total assets       4.86%       2.77%      1.49%      0.74%      0.43%
 Allowance for
  loan losses
  to total
  loans              1.48%       1.48%      1.40%      1.27%      1.25%
 Allowance
  for loan
  losses to
  nonperforming
  loans             28.26%      53.15%    112.79%    220.30%    563.32%
 Other Selected
  Ratios and
  Nonfinancial
  Data:
 Average loans
  to average
  earning
  assets            82.96%      82.93%     81.44%     81.04%     80.61%
 Average loans
  to average
  deposits          95.86%      96.14%     93.61%     93.35%     93.78%
 Average
  stockholders'
  equity to
  average
  assets             8.16%       8.33%      8.25%      8.22%      8.54%
 Full-time
  equivalent
  employees            320        321        327        328        322
 Bank branch
  offices               20         20         20         20         20
 Bank loan
  production
  offices                3          3          3          3          3
 Bank ATMs              26         25         25         25         25

 ** Adjusted for 2% Stock Dividend Payable July 15, 2008

 PAB BANKSHARES, INC.
 SELECTED YEAR-TO-DATE FINANCIAL DATA

                                     Period Ended
                ------------------------------------------------------
                 06/30/08   03/31/08   12/31/07   09/30/07   06/30/07
 ---------------------------------------------------------------------
 (Dollars in thousands except per share and other data)
  Summary of
   Operations:
 Interest
  income        $   36,491 $   19,030 $   84,676 $   63,663 $   41,797
 Interest
  expense           18,283      9,685     42,210     31,253     20,169
 ---------------------------------------------------------------------
  Net interest
   income           18,208      9,345     42,466     32,410     21,628
 ---------------------------------------------------------------------
 Provision for
  loan losses        2,250      1,200      2,400        600        200
 Other income        3,215      1,643      5,991      4,309      2,838
 Other expense      15,020      7,829     29,590     22,150     14,679
 ---------------------------------------------------------------------
  Income
   before
   income tax
   expense           4,153      1,959     16,467     13,969      9,587
 Income tax
  expense            1,392        662      5,681      4,823      3,300
 ---------------------------------------------------------------------
  Net income    $    2,761 $    1,297 $   10,786 $    9,146 $    6,287
 =====================================================================
 Net interest
  income on a
  tax-
  equivalent
  basis         $   18,565 $    9,522 $   43,120 $   32,889 $   21,941
 Per Share
  Ratios:
 Net income -
  basic **      $     0.30 $     0.14 $     1.12 $     0.95 $     0.65
 Net income -
  diluted **          0.29       0.14       1.11       0.93       0.64
 Dividends
  declared for
  the period         0.240      0.145      0.580      0.435      0.290
 Dividend
  payout ratio      79.57%    102.39%     50.43%     44.85%     43.81%
 Common Share
  Data:
 Weighted
  average
  outstand-
  ing **         9,346,466  9,364,691  9,602,535  9,658,307  9,690,963
 Diluted
  weighted
  average
  outstand-
  ing **         9,400,712  9,423,606  9,744,063  9,814,914  9,860,411
 Selected
  Average
  Balances:
 Total assets   $1,202,585 $1,194,717 $1,165,307 $1,155,401 $1,139,930
 Earning
  assets         1,129,281  1,121,461  1,096,918  1,087,855  1,072,608
 Loans             936,720    930,049    883,334    872,591    855,644
 Deposits          975,770    967,426    948,613    938,822    922,713
 Stockholders'
  equity            99,157     99,557     98,055     97,883     98,077
 Performance
  Ratios:
 Return on
  average
  assets             0.46%      0.44%      0.93%      1.06%      1.11%
 Return on
  average
  stockholders'
  equity             5.60%      5.24%     11.00%     12.49%     12.93%
 Net interest
  margin             3.31%      3.41%      3.93%      4.04%      4.13%
 Efficiency
  ratio
  (excluding
  the
  following
  items):           69.26%     70.87%     60.74%     59.88%     59.55%
   Securities
    gains
    (losses)
    included
    in other
    income      $      200 $      183 $      313 $      184 $      135
   Other gains
    (losses)
    included
    in other
    income            (108)       (66)        81         21         (7)
 Other Selected
  Ratios:
 Average loans
  to average
  earning
  assets            82.95%     82.93%     80.53%     80.21%     79.77%
 Average loans
  to average
  deposits          96.00%     96.14%     93.12%     92.95%     92.73%
 Average
  stockholders'
  equity to
  average
  assets             8.25%      8.33%      8.41%      8.47%      8.60%

 ** Adjusted for 2% Stock Dividend Payable July 15, 2008

 PAB BANKSHARES, INC.
 LOAN AND DEPOSIT
 PORTFOLIO BY
 MARKET                South     North
 As of June 30,       Georgia   Georgia   Florida
 2008                  Market    Market    Market  Treasury   Total
                      ------------------------------------------------
                                  (Dollars in Thousands)
 Loans
 Commercial and
  financial           $ 32,339  $ 47,450  $  2,262  $     36  $ 82,087
 Agricultural
  (including loans
  secured by
  farmland)             36,145     4,691     6,055        --    46,891
 Real estate -
  construction          80,317   205,864    57,542       670   344,393
 Real estate -
  commercial            91,899   154,474    25,208     4,381   275,962
 Real estate -
  residential          131,317    36,116     8,934     4,802   181,169
 Installment
  loans to
  individuals and
  others                13,635     5,831       179    13,592    33,237
                      ------------------------------------------------
                       385,652   454,426   100,180    23,481   963,739
 Deferred loan
  fees and
  unearned
  interest, net            270      (184)     (305)      (20)     (239)
                      ------------------------------------------------
 Total loans           385,922   454,242    99,875    23,461   963,500
 Allowance for
  loan losses           (3,004)   (9,524)   (1,514)     (261)  (14,303)
                      ------------------------------------------------
 Net loans            $382,918  $444,718  $ 98,361  $ 23,200  $949,197
                      ================================================
 Percent of total        40.3%     46.9%     10.4%      2.4%    100.0%
                      ================================================

 Deposits
 Noninterest-
  bearing demand      $ 75,624  $ 16,309  $  3,820  $  7,156  $102,909
 Interest-bearing
  demand and
  savings              259,652    45,635    30,431       641   336,359
 Time less than
  $100,000             161,271    42,628    88,462       620   292,981
 Time greater than
  or equal to
  $100,000              99,544    32,849    43,421       100   175,914
 Brokered                   --        --        --    88,432    88,432
                      ------------------------------------------------
 Total deposits       $596,091  $137,421  $166,134  $ 96,949  $996,595
                      ================================================

 Percent of total        59.8%     13.8%     16.7%      9.7%    100.0%
                      ================================================

 PAB BANKSHARES, INC.
 LOAN PORTFOLIO
 SUMMARY

 The amount of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                        Period Ended
                     -------------------------------------------------
                      6/30/08   3/31/08  12/31/07   9/30/07   6/30/07
                     -------------------------------------------------
                                   (Dollars In Thousands)

 Commercial and
  financial          $ 82,087  $ 83,343  $ 78,730  $ 78,556  $ 78,048
 Agricultural
  (including loans
  secured by
  farmland)            46,891    42,573    41,861    42,608    46,973
 Real estate -
  construction        344,393   363,392   352,732   339,019   328,347
 Real estate -
  commercial          275,962   241,165   248,272   257,841   270,978
 Real estate -
  residential         181,169   179,091   174,157   164,967   161,404
 Installment loans
  to individuals and
  other loans          33,237    25,704    26,011    21,691    20,246
                     --------  --------  --------  --------  --------
                      963,739   935,268   921,763   904,682   905,996
 Deferred loan fees
  and unearned
  interest, net          (239)     (341)     (414)     (600)     (839)
                     --------  --------  --------  --------  --------
 Total loans          963,500   934,927   921,349   904,082   905,157
 Allowance for loan
  losses              (14,303)  (13,875)  (12,906)  (11,497)  (11,342)
                     --------  --------  --------  --------  --------
 Net loans           $949,197  $921,052  $908,443  $892,585  $893,815
                     ========  ========  ========  ========  ========

 The percentage of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                            Period Ended
                            -------------------------------------------
                            6/30/08  3/31/08  12/31/07 9/30/07  6/30/07
                            -------------------------------------------
 Commercial and financial     8.52%    8.91%    8.55%    8.69%    8.62%
 Agricultural (including
  loans secured by farmland)  4.87%    4.55%    4.54%    4.71%    5.19%
 Real estate - construction  35.74%   38.87%   38.28%   37.50%   36.27%
 Real estate - commercial    28.64%   25.80%   26.95%   28.52%   29.94%
 Real estate - residential   18.80%   19.16%   18.90%   18.25%   17.83%
 Installment loans to
  individuals and other
  loans                       3.45%    2.75%    2.82%    2.40%    2.24%
                            ------   ------   ------   ------   ------
                            100.02%  100.04%  100.04%  100.07%  100.09%
 Deferred loan fees and
  unearned interest, net     -0.02%   -0.04%   -0.04%   -0.07%   -0.09%
                            ------   ------   ------   ------   ------
 Total loans                100.00%  100.00%  100.00%  100.00%  100.00%
 Allowance for loan losses   -1.48%   -1.48%   -1.40%   -1.27%   -1.25%
                            ------   ------   ------   ------   ------
 Net loans                   98.52%   98.52%   98.60%   98.73%   98.75%
                            ======   ======   ======   ======   ======

 PAB BANKSHARES, INC.
 DEPOSIT PORTFOLIO
 SUMMARY

 The amounts on deposit at the indicated dates are presented in the following table according to type of deposit account:

                                         Period Ended
                       ------------------------------------------------
                       06/30/08  03/31/08  12/31/07  09/30/07  06/30/07
                       --------  --------  --------  --------  --------
                                     (Dollars In Thousands)
 Noninterest-bearing
  demand               $102,909  $ 97,029  $ 89,423  $ 91,053  $ 98,862
 Interest-bearing
  demand and savings    336,359   331,184   354,743   362,079   349,720
 Time less than
  $100,000              292,981   298,799   312,722   315,532   300,856
 Time greater than
  or equal to $100,000  175,914   179,316   187,662   172,529   163,973
 Brokered                88,432    65,776    35,599    38,599    32,436
                       --------  --------  --------  --------  --------
 Total deposits        $996,595  $972,104  $980,149  $979,792  $945,847
                       ========  ========  ========  ========  ========

 The percentage of total deposits at the indicated dates is presented in the following table according to type of deposit account:

                                            Period Ended
                           --------------------------------------------
                           06/30/08 03/31/08 12/31/07 09/30/07 06/30/07
                           -------- -------- -------- -------- --------
 Noninterest-bearing demand  10.33%    9.98%    9.12%    9.29%   10.45%
 Interest-bearing demand
  and savings                33.75%   34.07%   36.19%   36.96%   36.98%
 Time less than $100,000     29.40%   30.74%   31.91%   32.20%   31.78%
 Time greater than or
  equal to $100,000          17.65%   18.44%   19.15%   17.61%   17.36%
 Brokered                     8.87%    6.77%    3.63%    3.94%    3.43%
                            ------   ------   ------   ------   ------
 Total deposits             100.00%  100.00%  100.00%  100.00%  100.00%
                            ======   ======   ======   ======   ======

 PAB BANKSHARES, INC.
 YIELD ANALYSIS

 The following tables detail the average balances of interest-earning assets and interest-bearing liabilities, the amount of interest earned and paid, and the average yields and rates for the three months and six months ended June 30, 2008 and 2007. Federally tax-exempt income is presented on a taxable-equivalent basis assuming a 35% Federal tax rate. Loan average balances include loans on nonaccrual status.

  For the Three Months Ended June 30, 2008
 ---------------------------------------------------------------------
                                                 Interest     Average
                                      Average     Income/     Yield/
                                      Balance     Expense      Rate
 ---------------------------------------------------------------------
                                            (Dollars In Thousands)
 Interest-earning assets:
   Loans                            $  943,391  $   15,140        6.45%
   Investment securities:
   Taxable                             143,982       1,902        5.31%
   Nontaxable                           33,882         516        6.13%
   Other short-term investments         15,845          83        2.10%
                                    ----------  ----------
     Total interest-earning assets  $1,137,100  $   17,641        6.24%
                                    ----------  ----------

 Interest-bearing liabilities:
   Demand deposits                  $  292,848  $    1,339        1.84%
   Savings deposits                     36,168          53        0.59%
   Time deposits                       556,630       6,070        4.39%
   FHLB advances                        97,511         928        3.83%
   Notes payable                        10,310         113        4.40%
   Other short-term borrowings          14,205          95        2.69%
                                    ----------  ----------
     Total interest-bearing
      liabilities                   $1,007,672  $    8,598        3.43%
                                    ----------  ----------
 Interest rate spread                                             2.81%
                                                            ==========
 Net interest income                            $    9,043
                                                ==========
 Net interest margin                                              3.20%
                                                            ==========

 For the Three Months Ended June 30, 2007
 ---------------------------------------------------------------------
                                                  Interest    Average
                                      Average      Income/     Yield/
                                      Balance      Expense      Rate
 ---------------------------------------------------------------------
                                            (Dollars In Thousands)
 Interest-earning assets:
   Loans                            $  876,982  $   18,712        8.56%
   Investment securities:
   Taxable                             162,827       2,085        5.14%
   Nontaxable                           30,370         457        6.04%
   Other short-term investments         17,747         251        5.67%
                                    ----------  ----------
     Total interest-earning assets  $1,087,926  $   21,505        7.93%
                                    ----------  ----------

 Interest-bearing liabilities:
   Demand deposits                  $  311,097  $    2,819        3.63%
   Savings deposits                     37,986         150        1.59%
   Time deposits                       484,208       6,057        5.02%
   FHLB advances                        90,512       1,038        4.60%
   Notes payable                        10,310         182        7.08%
   Other short-term borrowings          13,208         140        4.26%
                                    ----------  ----------
     Total interest-bearing
      liabilities                   $  947,321  $   10,386        4.40%
                                    ----------  ----------
 Interest rate spread                                             3.53%
                                                            ==========
 Net interest income                            $   11,119
                                                ==========
 Net interest margin                                              4.10%
                                                            ==========

 For the Six Months Ended June 30, 2008
 ---------------------------------------------------------------------
                                                 Interest     Average
                                      Average     Income/     Yield/
                                      Balance     Expense      Rate
 ---------------------------------------------------------------------
                                           (Dollars In Thousands)
 Interest-earning assets:
   Loans                            $  936,720  $   31,797        6.83%
   Investment securities:
   Taxable                             147,577       3,895        5.31%
   Nontaxable                           33,513       1,020        6.12%
   Other short-term investments         11,471         136        2.38%
                                    ----------  ----------
     Total interest-earning assets  $1,129,281  $   36,848        6.56%
                                    ----------  ----------

 Interest-bearing liabilities:
   Demand deposits                  $  299,377  $    3,265        2.19%
   Savings deposits                     35,755         129        0.72%
   Time deposits                       545,096      12,485        4.61%
   FHLB advances                        94,983       1,859        3.93%
   Notes payable                        10,310         281        5.48%
   Other short-term borrowings          16,311         264        3.26%
                                    ----------  ----------
     Total interest-bearing
      liabilities                   $1,001,832  $   18,283        3.67%
                                    ----------  ----------
 Interest rate spread                                             2.89%
                                                            ==========
 Net interest income                            $   18,565
                                                ==========
 Net interest margin                                              3.31%
                                                            ==========

 For the Six Months Ended June 30, 2007
 ---------------------------------------------------------------------
                                                  Interest     Average
                                      Average      Income/     Yield/
                                      Balance      Expense      Rate
 ---------------------------------------------------------------------
                                          (Dollars In Thousands)
 Interest-earning assets:
   Loans                            $  855,644  $   36,396        8.58%
   Investment securities:
   Taxable                             160,099       4,098        5.16%
   Nontaxable                           29,855         895        6.05%
   Other short-term investments         27,011         721        5.38%
                                    ----------  ----------
     Total interest-earning assets  $1,072,609  $   42,110        7.92%
                                    ----------  ----------

 Interest-bearing liabilities:
   Demand deposits                  $  304,578  $    5,409        3.58%
   Savings deposits                     37,788         298        1.59%
   Time deposits                       478,909      11,773        4.96%
   FHLB advances                        90,313       2,089        4.67%
   Notes payable                        10,310         362        7.08%
   Other short-term borrowings          11,168         238        4.29%
                                    ----------  ----------
     Total interest-bearing         $  933,066  $   20,169        4.36%
      liabilities                   ----------  ----------
                                                                  3.56%
 Interest rate spread                                       ==========
                                                $   21,941
 Net interest income                            ==========
                                                                  4.13%
 Net interest margin                                        ==========

CONTACT: PAB Bankshares, Inc.
         Donald J. "Jay" Torbert, Jr., Executive Vice-President &
          Chief Financial Officer
         (229) 241-2775, ext. 1717
         jayt@parkavebank.com